Exhibit 23.4

Consent of independent accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 28, 2004 relating to the financial statements of Energis Polska Sp. z o.o., for the year ended December 31, 2001, which is included in National Grid Transco plc’s Annual Report on Form 20-F for the year ended March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Sp. z o.o.
PricewaterhouseCoopers Sp. z o.o.
Warsaw, Poland
November 17, 2004